Exhibit 10.4
RESTRICTED STOCK AGREEMENT
UNDER THE
SEZZLE EMPLOYEE STOCK OPTION PLAN

Name of Participant:
No. of Shares:

Grant Date:

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into by and between Sezzle Inc., a Delaware corporation (the “Company”), and the Participant named above, as of the Grant Date noted above, pursuant to the Sezzle Inc. 2021 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings given in the Plan.
WHEREAS, the Company recognizes that the Participant’s services are uniquely valuable to the Company and wishes to grant and issue, to the Participant, the Restricted Stock to provide the Participant with an ownership interest in the Company.
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
AGREEMENT
1.GRANT OF THE RESTRICTED STOCK. As of the Grant Date, the Company hereby awards to the Participant ___ shares of Restricted Stock (the “Award”).
2.CONSIDERATION. The Company and the Participant acknowledge and agree that this Agreement has been executed and delivered, and the Restricted Stock has been issued, in connection with and as a part of the compensation and incentive arrangements between the Company and the Participant.
3.RESTRICTED PERIOD; VESTING. Except as provided herein, as applicable, all shares of Restricted Stock will vest, and restrictions with respect to such Restricted Stock shall lapse, over a four-year period starting on the Vesting Commencement Date. Twenty-five percent (25%) will vest on the 12-month anniversary of the Vesting Commencement Date and 6.25% of the remaining shares of Restricted Stock shall vest quarterly thereafter until vested in full, on the 4-year anniversary of the Vesting Commencement Date. The period over which the Restricted Stock vests is referred to as the “Restricted Period.”
4.TERMINATION OF EMPLOYMENT. Notwithstanding the above, if the Participant’s Employment is terminated for any reason (the “Termination Date”), your rights in respect of all of your then unvested shares of Restricted Stock shall be forfeited immediately and without further action by the Company as of the Termination Date. For the avoidance of doubt and for purposes of this Award only, termination of Employment status and the Termination Date will be deemed to occur as of the date Participant is no longer actively providing services as an Employee, as determined by the Administrator (except to the extent Participant is on a Company-approved leave of absence), and will not be extended by any notice period or “garden leave” that is required contractually or under applicable laws.

Exhibit 10.4
5.EFFECT OF A COVERED TRANSACTION. Notwithstanding the above, if your Restricted Stock will be terminated (in whole or in part) in connection with a Covered Transaction, your Restricted Stock will vest in full immediately prior to the consummation of the Covered Transaction, on such terms and conditions as the Administrator shall determine in accordance with the Plan. In such event, the Company will attempt to notify you at least 5 days prior to the Termination Date.
6.EFFECT OF CERTAIN TERMINATIONS OF EMPLOYMENT. Notwithstanding the above, if your Employment is terminated without Cause by the Company (or a successor, if appropriate) or you resign your Employment for Good Reason (as defined below) in connection with or following the consummation of a Covered Transaction, then the vesting of your Restricted Stock shall accelerate and become fully vested immediately prior to the Termination Date.
7.As used herein, “Good Reason” will mean Participant’s resignation of Employment due to the occurrence of any of the following conditions without Participant’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (1) a reduction of Participant’s then-current base salary by 20% or more unless such reduction is part of a generalized salary reduction affecting similarly situated employees of the Company; (2) a change in Participant’s position with the Company that materially reduces Participant’s duties, level of authority or responsibility; or (3) the Company conditions Participant’s continued service with the Company on Participant being transferred to a site of employment that would increase Participant’s one-way commute by more than 100 miles from Participant’s then-principal residence. In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within 60 days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which it may cure and eliminate the Good Reason condition and not be required to provide for the vesting acceleration described herein as a result of such proposed resignation. If the Good Reason condition is not remedied within such 30 day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than 30 days following the expiration of the 30-day cure period.
8.If Participant is a director of the Company but not an employee or consultant of the Company (or a successor, if appropriate) at the time of consummation of the Covered Transaction and Participant is removed from, or is not reelected to, the Board of Directors of the Company (or a successor, as appropriate) in connection with or at the annual meeting next following the consummation of a Covered Transaction, your Restricted Stock will accelerate and become vested to the same extent as if Participant had been terminated without Cause as described above.
9.RESTRICTIONS. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the shares of Restricted Stock issued under this Agreement or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or hypothecated by the Participant. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or hypothecate the Restricted Stock, or the rights relating thereto, during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Participant and all of the Participant’s rights to such Restricted Stock shall immediately terminate without any payment or consideration by the Company.

Exhibit 10.4
10.DIRECTOR RESTRICTIONS. If Participant is a member of the Company’s Board of Directors on the Grant Date, the shares of Restricted Stock are subject to a sale restriction for 3 years from (i) the Vesting Commencement Date or (ii) the date the Participant was appointed as a member to the Company’s Board of Directors, whichever comes first.
11.STOCK CERTIFICATES; DELIVERY. Evidence of book entry Stock with respect to the Restricted Stock herein awarded in which the restrictions have lapsed in accordance with this Agreement shall be delivered to the Participant as soon as practicable following the date on which the restrictions on such Restricted Stock have lapsed, free of all restrictions hereunder.
12.RECORD OWNER; DIVIDEND RIGHTS. The Participant shall be considered the record owner of the Restricted Stock as of the date hereof and shall be entitled to all rights relating to the Restricted Stock, including, without limitation, the right to vote and to receive any and all dividends or any other distributions declared and paid by the Company; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in Shares of Restricted Stock based on the Fair Market Value of a Share on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional shares of Restricted Stock thus acquired shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made. The Participant acknowledges that the Company is under no duty to declare any dividends or to make any distributions with respect to the Stock.
13.NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement shall not be construed to confer upon the Participant any right to continued employment or service with the Company. The Participant acknowledges that this Agreement shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Participant’s employment or service at any time, with or without Cause, subject to applicable laws and any employment agreements that may exist between the Company and Participant.
14.ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Administrator in accordance with the terms of and as provided in the Plan. The Administrator shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Administrator with respect thereto and to this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan.
15.TAX WITHHOLDING; TAX ADVICE. The Company shall have the right to deduct or withhold from any payments made by Company to the Participant, or to require that the Participant remit to Company, an amount sufficient to satisfy any federal, state or local taxes of any kind as are required by law to be withheld with respect to the Restricted Stock granted hereunder. The Participant hereby acknowledges that neither the Company nor any of its representatives has provided to the Participant any tax-related advice with respect to the matters covered by this Agreement. The Participant understands and acknowledges that the Participant is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.

Exhibit 10.4
16.CLAWBACK. By accepting the Award, Participant acknowledges that the Award (whether or not vested or exercisable), the proceeds from the disposition of the Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, upon those terms describe in Section 6(a)(5) of the Plan, and Participant is fully bound by, and subject to all of the terms and conditions of, those agreements and policies described in Section 6(a)(5) of the Plan. Participant agrees to abide by such agreements and policies. To the extent that the Administrator determines that all or any portion of the Restricted Stock (or the value of such Stock) must be forfeited, repaid, or otherwise recovered by the Company, Participant shall promptly take whatever action is necessary to effectuate such forfeiture, repayment, or recovery.
17.SECTION 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
18.ADJUSTMENTS. The number of Restricted Stock issued to the Participant pursuant to this Agreement shall be adjusted by the Administrator as described in Section 7 of the Plan in the event of a change in the Company’s capital structure.
19.MISCELLANEOUS.
(a)Governing Law. Subject to Section 11(a) of the Plan, Participant agrees to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.
(b)Entire Agreement. This Agreement, together with the Plan, collectively sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(c)Amendments and Waivers. Except as otherwise provided in the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

Exhibit 10.4
(d)Successors and Assigns. Except as otherwise provided in this Agreement or the Plan, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement upon those terms and subject to those conditions set forth in the Plan. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
(e)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(g)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(h)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

Exhibit 10.4

20.IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Participant has signed this Agreement, in each case as of the day and year first written above.
Sezzle Inc.

By:
Name:
Its:

Participant:

By:
Name: